Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of IZEA, Inc. of our report dated March 28, 2017, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of IZEA, Inc. for the year ended December 31, 2016.

/s/ BDO USA, LLP

Tampa, Florida
July 21, 2017